Exhibit 99.2

Press Release

FOR IMMEDIATE RELEASE

December 23, 2019

Culligan and AquaVenture Announce Definitive Merger Agreement

•	Culligan to acquire AquaVenture in an all-cash transaction valued at approximately $1.1 billion

•	AquaVenture shareholders to receive $27.10 per share in cash

•	AquaVenture to join Culligan’s leading consumer water service and solutions platform as a privately held company

(Rosemont, IL and Tampa, FL) – Culligan, the innovative brand in consumer-focused and sustainable water solutions and services, and AquaVenture Holdings Limited (NYSE: WAAS) (“AquaVenture”), a leading multinational developer and provider of sustainable Water-as-a-Service® (WAAS®) solutions, today announced they have entered into a definitive agreement under which Culligan will acquire AquaVenture for $27.10 per share in an all-cash transaction valued at approximately $1.1 billion, including AquaVenture’s net debt.

AquaVenture has grown to become one of the leading WAAS solution providers in North America, the Caribbean and Latin America. The company offers point-of-use filtered water systems and related services to more than 55,000 institutional and commercial customers across the U.S. and Canada, and desalination and wastewater treatment solutions to governmental, municipal, industrial and hospitality customers throughout the Americas.

The transaction will result in AquaVenture joining Culligan’s leading consumer water service and solutions platform as a privately held company. Under Culligan’s ownership, AquaVenture will continue its focus on providing world-class service and innovative water treatment solutions for its customers.

“AquaVenture is a leading player in water purification solutions with a strong record of innovation,” said Scott Clawson, CEO of Culligan. “We are excited to work with the AquaVenture team and look forward to the many opportunities ahead.”

Culligan responsibly provides safe, soft, clean water that improves consumer’s health and wellness. The company has set a high standard in the industry for premium drinking water and is a trusted partner to residences, offices, restaurants and industrial facilities throughout the world. Culligan is a total solutions provider with its complete suite of water filtration systems and treatment solutions. Culligan is owned by Advent International, one of the largest and most experienced global private equity investors.

“We are pleased to reach this agreement to join forces with Culligan and its leading presence in the global water industry, and believe it delivers compelling value to all AquaVenture stakeholders,” said Anthony Ibargüen, President and CEO of AquaVenture. “Our leadership team is proud of the development and success of AquaVenture, and excited for what our employees can accomplish in partnership with Culligan in the future”.

Transaction Details

Under the terms of the agreement, AquaVenture shareholders will receive $27.10 in cash for each ordinary share of AquaVenture they own. The all-cash purchase price represents a premium of approximately 25% to AquaVenture’s closing share price on December 20, 2019, and a premium of approximately 33% to AquaVenture’s 90-day volume weighted average share price.

Culligan has fully committed debt financing to support the transaction, along with equity financing provided by investment funds affiliated with Advent International. There are no financing contingencies contemplated under the terms of the merger agreement.

The transaction has been unanimously approved by AquaVenture’s Board of Directors and is expected to close in early April 2020, subject to AquaVenture shareholder approval, regulatory approvals and the satisfaction of other customary closing conditions.

Upon the completion of the transaction, AquaVenture will become a privately held company, and shares of its common stock will no longer be listed on any public market.

Citi and UBS are serving as financial advisors to AquaVenture. Goodwin Procter LLP is serving as legal advisor to AquaVenture, and Weil, Gotshal & Manges LLP is serving as legal advisor to Culligan.

About Culligan

Founded in 1936 by Emmett Culligan, Culligan is a world leader in delivering water solutions that will improve the lives of its customers. The company offers some of the most technologically advanced, state-of-the-art water filtration and treatment products. Culligan's products include water softeners, drinking water systems, whole-house systems and solutions for businesses. Culligan's network of franchise dealers is the largest in the world, with over 900 dealers in 90 countries. Many Culligan dealers have valuable equity in their communities as multigenerational family owners of their franchises. For more information visit: www.culligan.com.

About AquaVenture Holdings Limited

AquaVenture Holdings (NYSE: WAAS) is a multinational provider of WAAS solutions that provide customers a reliable and cost-effective source of clean drinking and processed water primarily under long-term contracts that minimize capital investment by the customer. AquaVenture is comprised of two operating platforms: Quench, a leading provider of filtered water systems and related services with over 155,000 units installed at institutional and commercial customer locations across the U.S. and Canada; and Seven Seas Water, a multinational provider of desalination and wastewater treatment solutions, providing more than 8.5 billion gallons of potable, high-purity industrial grade and ultra-pure water per year to governmental, municipal, industrial and hospitality customers. For more information visit: www.aquaventure.com

About Advent International

Founded in 1984, Advent International is one of the largest and most experienced global private equity investors. The firm has invested in over 350 private equity transactions in 41 countries, and as of June 30, 2019, had $54 billion in assets under management. With 15 offices in 12 countries, Advent has established a globally integrated team of over 200 investment professionals across North America, Europe, Latin America and Asia. The firm focuses on investments in five core sectors, including business and financial services; healthcare; industrial; retail, consumer and leisure; and technology. After 35 years dedicated to international investing, Advent remains committed to partnering with management teams to deliver sustained revenue and earnings growth for its portfolio companies. For more information, visit: www.adventinternational.com

Cautionary Statement Regarding Forward-Looking Statements

This announcement contains forward-looking statements, including statements about the expected impact of this transaction on Culligan’s and AquaVenture’s financial and operating results and business, the operation and management of AquaVenture after the acquisition, the anticipated funding for the transaction, and the timing of the closing of the acquisition. Although Culligan and AquaVenture believe that the assumptions upon which their respective forward-looking statements are based are reasonable, these statements involve risks and uncertainties, and actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, the receipt and timing of regulatory approvals for the transaction, the possibility that the transaction may not close, the reaction to the transaction of AquaVenture’s customers and business partners, the reaction of competitors to the transaction, the retention of AquaVenture employees, Culligan’s plans for AquaVenture, economic conditions in the global markets in which Culligan and AquaVenture operate, the future growth of AquaVenture’s and Culligan’s businesses and the possibility that integration following the transaction may be more difficult than expected.

More information about these and other factors can be found in AquaVenture’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (SEC). Neither Culligan nor AquaVenture accept any responsibility for any financial or operational information contained in this press release relating to the business, results of operations or financial condition of the other. Each of Culligan and AquaVenture expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, AquaVenture will file a proxy statement with the Securities and Exchange Commission (SEC). Additionally, AquaVenture will file other relevant materials in connection with the proposed acquisition of AquaVenture by Culligan. The materials to be filed by AquaVenture with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by AquaVenture on AquaVenture’s website at https://aquaventure.com or by contacting AquaVenture investor relations at investors@aquaventure.com or the investors hotline at 855-278-WAAS (9227). INVESTORS AND SECURITY HOLDERS OF AQUAVENTURE ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Certain Information Regarding Participants

AquaVenture and its directors, executive officers and other persons, may be deemed to be participants in the solicitation of proxies of AquaVenture shareholders in connection with the proposed transaction. Information concerning the interests of AquaVenture’s participants in the solicitation, which may, in some cases, be different than those of AquaVenture’s shareholders generally, is set forth in the materials filed by AquaVenture with the SEC, including in AquaVenture’s definitive proxy statement filed with the SEC on April 26, 2019, and will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

Media Inquiries

Andy Kellogg

Culligan

Andy.kellogg@culligan.com

847.430.1360

AquaVenture Holdings

investors@aquaventure.com

Investors Hotline: 855-278-WAAS (9227)

Advent International

Andrew Johnson or Anna Epstein

Finsbury

Tel: +1 646 805 2000

Adventinternational-US@finsbury.com